Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149297, effective February 19, 2008) of Magyar Bancorp, Inc. of our report dated December 27, 2012, relating to the consolidated financial statements of Magyar Bancorp, Inc. and Subsidiary, which are included in the Annual Report on Form 10-K of Magyar Bancorp, Inc. for the year ended September 30, 2012.

/s/ ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

December 27, 2012